Exhibit 1.1

Execution Version

JAMES RIVER GROUP HOLDINGS, LTD.

(a Bermuda exempted company)

3,297,238 Common Shares

(Par Value $0.0002 Per Share)

UNDERWRITING AGREEMENT

May 10, 2018

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

James River Group Holdings, Ltd., a Bermuda exempted company (the “Company”), and the persons listed in Schedule A hereto (the “Selling Shareholders”), confirm their respective agreements with Morgan Stanley & Co. LLC (the “Underwriter”), with respect to the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriter, of an aggregate of 3,297,238 common shares, par value $0.0002 per share, of the Company (the “Common Shares”). The number of Common Shares to be sold by each Selling Shareholder is the number of shares set forth opposite the name of such Selling Shareholder in Schedule A hereto. The aforesaid 3,297,238 Common Shares to be purchased by the Underwriter are hereinafter called the “Securities.”

The Company and the Selling Shareholders understand that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after the Underwriting Agreement (the “Agreement”) has been executed and delivered.

On January 7, 2016, the Company filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-208903), which included the related base prospectus filed as part of the registration statement (“Basic Prospectus”) covering the registration of the Securities under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”). The Basic Prospectus, together with the preliminary prospectus supplement, dated May 10, 2018, to the Basic Prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called the “Preliminary Prospectus”. The various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”. The form of the final prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with the first sentence of Section 3(a) hereof, together with the Basic Prospectus, is hereinafter called the “Prospectus”. Any reference herein to the Registration Statement, Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, the Preliminary Prospectus, or the Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

SECTION 1.   Representations and Warranties and Agreements.

(a)        Representations and Warranties by the Company. The Company represents and warrants to the Underwriter and Selling Shareholders as of the date hereof and as of the Closing Time (as defined below), and agrees with the Underwriter and Selling Shareholders, as follows:

(i) Compliance with Registration Requirements. The Registration Statement and any post-effective amendment thereto, has become effective under the Securities Act; and no stop order suspending the effectiveness of such Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or are pending, or, to the knowledge of the Company, are contemplated by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto has been received by the Company.

No order preventing or suspending the use of the Preliminary Prospectus or any Issuer-Represented Free Writing Prospectus has been issued by the Commission, and the Preliminary Prospectus, at the time of filing thereof, complied in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and the Preliminary Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein or by a Selling Shareholder expressly for use in the preparation of the answers therein to Item 7 of Form S–3.

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As of the Applicable Time (as defined below), (A) the Preliminary Prospectus, as supplemented by the Issuer-Represented General Free Writing Prospectus(es) (as defined below), if any, and the other information listed on Schedule B-1 hereto, all considered together (collectively, the “General Disclosure Package”), and (B) any individual Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Preliminary Prospectus or an Issuer-Represented Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein or by a Selling Shareholder expressly for use in the preparation of the answers therein to Item 7 of Form S–3.

The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they were filed with the Commission (the “Incorporated Documents”) complied in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder. Each such Incorporated Document, when taken together with the General Disclosure Package, did not as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will comply in all material respects to the requirements of the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein or by a Selling Shareholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3.

The Registration Statement complied, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will comply, in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein or by a Selling Shareholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

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As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 4:05 p.m. (Eastern time) on the date of this Agreement or such other time as agreed by the Company and the Underwriter.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 (“Rule 433”) under the Securities Act, relating to the Securities.

“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.

“Issuer-Represented Limited Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus.

Each Issuer-Represented Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Underwriter did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(ii) Emerging Growth Company. From the time of effectiveness of the Registration Statement until January 1, 2018, the Company was an “emerging growth company” as defined in Section 2(a) of the Securities Act.

(iii) Independent Accountants. Ernst & Young LLP, the accounting firm that certified the financial statements and supporting schedules of the Company included or incorporated by reference in the Preliminary Prospectus, is an independent registered public accounting firm as required by the Securities Act. With respect to the Company, Ernst & Young LLP is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the related rules and regulations of the Commission.

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(iv) Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, comply in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of income and comprehensive income, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby. The supporting schedules, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein. The summary historical financial data and other financial data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the financial statements included or incorporated by reference in the Registration Statement and the books and records of the Company. No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement. To the extent applicable, all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable.

(v) No Material Adverse Change in Business. Since the end of the period covered by the most recent financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, and except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries (as defined below) considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its Subsidiaries, whether or not in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and neither the Company nor any of its Subsidiaries incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(vi) Good Standing of the Company. The Company has been duly organized and is validly existing as an exempted company in good standing, or the equivalent thereof, under the laws of Bermuda and has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing, or the equivalent thereof, in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing, or the equivalent thereof, would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, business prospects, properties, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise, or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).

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(vii) Good Standing of Subsidiaries. Each of the Subsidiaries (as defined below) has been duly organized and is validly existing as a corporation in good standing, or the equivalent thereof, under the laws of the jurisdiction of its incorporation, has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing, or the equivalent thereof, in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing, or the equivalent thereof, would not, individually or in the aggregate, result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any shareholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Schedule D hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”).

(viii) Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth in the Preliminary Prospectus. The issued share capital, including the Securities to be purchased by the Underwriter from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Securities); none of the issued share capital, including the Securities to be purchased by the Underwriter from the Selling Shareholders, was or will be as of the Closing Time issued in violation of the pre-emptive or other similar rights (if any) of any shareholder of the Company.

(ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

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(x) Description of Securities. The Common Shares conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus, and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability for the debts of the Company by reason of being such a holder; and the issuance of the Securities is not, or will not as of the Closing Time be, subject to the preemptive or other similar rights of any shareholder of the Company.

(xi) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter or memorandum of association, bye-laws or similar organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of (A) the charter, bye-laws or similar organization document of the Company or any Subsidiary or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations, except in the case of (B), for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that may reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

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(xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which (A) is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, or (B) which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (C) which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder, other than, in each of the foregoing, as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(xiv) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits thereto that have not been so described and filed as required.

(xv) Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

(xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required by FINRA or under the Securities Act or state securities laws or (ii) such consents, approvals, authorizations, registrations or qualifications as may be required and have been obtained from the Bermuda Monetary Authority.

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(xvii) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

(xviii) Insurance Regulatory Matters. Each Subsidiary that is required to be organized and licensed as an insurance or reinsurance company (collectively, the “Insurance Subsidiaries”) is duly licensed as an insurance or reinsurance company in its jurisdiction of organization and is duly licensed or authorized as an insurer or reinsurer in each jurisdiction outside its jurisdiction of organization where it is required to be so licensed or authorized to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to be so licensed or authorized, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  The Insurance Subsidiaries have made all required filings under applicable insurance and reinsurance statutes in each jurisdiction where such filings are required, except for such filings the failure of which to make would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications (“Authorizations”), of and from all insurance and reinsurance regulatory authorities necessary to conduct their respective existing business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to have such Authorizations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and no Insurance Subsidiary has received any notification from any insurance or reinsurance regulatory authority to the effect that any additional Authorizations are needed to be obtained by any Insurance Subsidiary in any case where it would reasonably be expected that the failure to obtain such additional Authorizations would result in a Material Adverse Effect, and, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no insurance or reinsurance regulatory authority having jurisdiction over any Insurance Subsidiary has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends by any Insurance Subsidiary to its parent, other than those restrictions applicable to insurance or reinsurance companies under such jurisdiction generally or (ii) the continuation of the business of the Company or any of the Insurance Subsidiaries in all respects as presently conducted, except in the case of this clause (ii), where such orders or decrees, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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(xix) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described or referred to in the General Disclosure Package and the Prospectus or (B) would not, individually or in the aggregate, result in a Material Adverse Effect; and (X) all of the leases and subleases relating to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and (Y) neither the Company nor any Subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except for each of (X) and (Y) as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xx) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Securities as herein contemplated will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

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(xxi) Taxes. The Company and each of its Subsidiaries has (a) timely filed all material foreign, United States federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete in all material respects, (b) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not have, individually or in the aggregate, a Material Adverse Effect, and (c) established on the most recent balance sheet reserves that are adequate for the payment of all accrued but unpaid taxes.

(xxii) Insurance. The Company and its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of the business of the Company and its Subsidiaries and the value of their properties and as are customary in the business in which the Company and its Subsidiaries are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxiii) Statistical and Market Data. The statistical and market related data contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes are reliable and accurate.

(xxiv) Relationship. There are no business relationships (either direct or indirect) or related party transactions involving the Company, any of its Subsidiaries or any of the officers, directors or shareholders of the foregoing, or any other person, that are required by the Securities Act to be described in the Registration Statement, the General Disclosure Package and the Prospectus and that are not so described.

(xxv) Internal Control Over Financial Reporting. The Company and each of its Subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated), and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

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(xxvi) Disclosure Controls and Procedures. The Company and its Subsidiaries maintains a system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (A) are designed to ensure that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its Subsidiaries to allow timely decisions regarding disclosure, and (B) are effective in all material respects to perform the functions for which they were established. The Company is not aware of (1) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls, or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(xxvii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith.

(xxviii) Pending Procedures and Examinations. To the Company’s knowledge, the Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.

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(xxix) Unlawful Payments. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (A) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage for or on behalf of the Company or any of its subsidiaries, (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (C) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its Subsidiaries and affiliates have instituted and maintained policies and procedures, as applicable to the Company and its Subsidiaries, designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein.

(xxx) Compliance with Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body having jurisdiction over the Company involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxi) No Registration Rights. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities to be sold by the Company hereunder.

(xxxii) No Stabilization or Manipulation. Neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any affiliate of the Company or its Subsidiaries, has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any unlawful stabilization or manipulation of the price of the Securities.

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(xxxiii) No Unauthorized Use of Prospectus. The Company has not distributed and, prior to the later to occur of (A) the Closing Time, and (B) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the Securities Act) in connection with the offering and sale of the Securities other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Securities Act and approved by the Underwriter.

(xxxiv) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxv) Lock-up Agreements. Each of the Company’s executive officers and directors and each Selling Shareholder, in each case as listed on Schedule E hereto, has executed and delivered lock-up agreements as contemplated by Section 6(l) hereof.

(xxxvi) Fees. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(xxxvii) ERISA. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and each of the Subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of the Subsidiaries or ERISA Affiliates would have any liability; (iii) the Company and each of the Subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and (iv) each “employee benefit plan” for which the Company and each of its Subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA of which the Company or such Subsidiary is a member.

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(xxxviii) OFAC. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, Libya, North Korea, Crimea and Syria).

(xxxix) Investment Securities. The Company and each of its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its Subsidiaries, except to the extent pledged as collateral for the senior debt facility described in the Registration Statement, and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xl) Service of Process. Neither the Company nor any of its Subsidiaries has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Bermuda to enforce this Agreement in respect of itself or its property.

(xli) Tax Matters. Based upon and subject to the assumptions and qualifications set forth in the Registration Statement under the caption “Tax Considerations,” (A) for purposes of the rules relating to passive foreign investment companies under section 1291 of the Code, (i) the Company believes that its financial reserves will be consistent with industry standards and will not be in excess of the reasonable needs of the Company and its Subsidiaries’ insurance business and (ii) the Company believes that it will be actively engaged in insurance activities that involve sufficient transfer of risk, and (B) neither the Company nor its non-U.S. Subsidiaries should be considered to be engaged in a trade or business within the United States for purposes of Section 864(b) of the Code.

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(xlii) Tax Disclosure. The statements set forth in the Registration Statement under the caption “Tax Considerations” are accurate and fair in all material respects.

(xliii) Related Person Insurance Income. The Company believes that its and its Subsidiary’s gross related person insurance income (as defined in Section 953(c)(2) of the Code) will not equal or exceed 20% of each such company’s gross insurance income for any taxable year in the foreseeable future.

(xliv) Withholdings. (i) All dividends and other distributions declared and payable on the share capital of the Company, now or in the future, may, under the current laws and regulations of Bermuda, be paid in U.S. dollars that may be freely transferred out of Bermuda; (ii) all such dividends and other distributions are not or will not be, as the case may be, subject to withholding or other taxes under the current laws and regulations of Bermuda; and (iii) all such dividends and other distributions under such current laws and regulations are or will be otherwise free and clear of any other tax (save for any income tax that may be payable by the recipient of a distribution who is resident in Bermuda), withholding or deduction in Bermuda and without the necessity of obtaining any consent, approval, authorization or order in Bermuda.

(xlv) Treaties, Contracts and Arrangements. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, all material ceded reinsurance and retrocession treaties, contracts and arrangements to which the Company or any Subsidiary is a party are in full force and effect and none of such treaties, contracts and arrangements is in default or breach, except where such default or breach would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(xlvi) Transfer Taxes. There are no transfer taxes or other similar fees or charges under the laws of Bermuda required to be paid in connection with the execution and delivery of this Agreement or the sale by the Selling Shareholders of the Securities to or for the Underwriter.

(xlvii) Insurance Reserving. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since December 31, 2016, the Company and each of its Subsidiaries engaged in the business of insurance or reinsurance, whether on an admitted or non-admitted basis, has not made any material change in its insurance reserving practices.

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(b)        Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally represents and warrants to the Underwriter and to the Company as of the date hereof and as of the Closing Time, and agrees with the Underwriter, as follows:

(i) Accurate Disclosure. To the extent, but only to the extent, that any statements or omissions made in the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, are made in reliance upon and in conformity with written information relating to such Selling Shareholder furnished to the Company by or on behalf of such Selling Shareholder expressly for use therein, the Preliminary Prospectus, as of the Applicable Time, did not and, as of the Closing Time, the Prospectus and any amendments or supplements thereto will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the Company, the Selling Shareholders and the Underwriter acknowledges and agrees that for all purposes of this Agreement, the only information furnished to the Company by or on behalf of the Selling Shareholders expressly for use in the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, is the statements pertaining to the name and address of the Selling Shareholders and the number of Common Shares owned and the number of Common Shares proposed to be sold by the Selling Shareholders under the caption “Selling Shareholders” in the Preliminary Prospectus.

(ii) Authorization of Agreements. Such Selling Shareholder has the full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder. The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder have been duly authorized by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties; in each case, except as would not impair in any material respect the ability of the Selling Shareholder to perform its obligations hereunder (provided that no representation or warranty is made in this subsection (ii) with respect to the antifraud provisions of any securities laws).

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(iii) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(iv) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Shareholder of its obligations hereunder, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required by FINRA or under the Securities Act, the Exchange Act or state or local securities laws.

(v) Uncertificated Securities. The Securities to be sold by such Selling Shareholder pursuant to this Agreement will be uncertificated securities in the form of book-entry credits registered in the name of such Selling Shareholder. Delivery of the Securities to the Underwriter shall be made through appropriate book-entry transfer through the facilities of The Depository Trust Company (“DTC”).

(vi) Deliveries of Securities. Immediately prior to the Closing Time, such Selling Shareholder will be the beneficial or record holder of the Securities to be sold by such Selling Shareholder hereunder with full dispositive power thereover, and such Selling Shareholder holds, and will hold, such Securities free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Securities through the facilities of DTC, payment therefor pursuant hereto and the crediting of the Securities being purchased by the Underwriter to a securities account or securities accounts of the Underwriter maintained with DTC in accordance with Section 8-501 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”), assuming that the Underwriter has no notice (within the meaning of Section 8-105 of the UCC) of any adverse claims (as defined in Section 8-102 of the UCC) to such Securities, the Underwriter will acquire a valid security entitlement (as defined in Section 8-102 of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (as defined in Section 8-102 of the UCC) may be asserted against such Underwriter with respect to such security entitlement.

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(vii) Selling Shareholder Free Writing Prospectuses. Each Selling Shareholder represents and agrees that, without the prior consent of the Underwriter, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 (any such “free writing prospectus” of any Selling Shareholder, a “Selling Shareholder Free Writing Prospectus”), and it has not used, referred to, or distributed, and will not use, refer to or distribute, any such Selling Shareholder Free Writing Prospectus. Any Selling Shareholder Free Writing Prospectus consented to by the Underwriter is hereinafter referred to as a Selling Shareholder Permitted Free Writing Prospectus. Each Selling Shareholder represents that it has treated or agrees that it has complied and will comply with the requirements of Rule 433 applicable to any Selling Shareholder Permitted Free Writing Prospectus of such Selling Shareholder, including timely filing with the Commission where required, legending and record keeping.

(viii) Each Selling Shareholder represents and warrants that it is not (i) an employee benefit plan subject to ERISA, (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity the assets of which are deemed to be “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(c)        Officer’s Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby; and any certificate signed by any Selling Shareholder as such and delivered to the Underwriter or to counsel for the Underwriter pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriter; Closing.

(a)        Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder, severally and not jointly, agrees to sell to the Underwriter, and the Underwriter agrees to purchase from each Selling Shareholder, at the price per Share set forth on Schedule B-2, the number of Securities set forth in Schedule A opposite the name of such Selling Shareholder.

(b)        Payment. Payment of the purchase price for, and delivery of the Securities shall be made at the offices of Willkie Farr & Gallagher LLP at 787 Seventh Avenue, New York, NY 10019, or at such other place as shall be agreed upon by the Underwriter and the Company and the Selling Shareholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company and the Selling Shareholders (such time and date of payment and delivery being herein called “Closing Time”).

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Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to the respective bank accounts designated by the Selling Shareholders against delivery to the Underwriter of the Securities purchased by the Underwriter through the book entry method through the facilities of DTC.

(c)        Denominations; Registration. The Securities in uncertificated form, shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time.

SECTION 3. Covenants of the Company. The Company covenants with the Underwriter as follows:

(a)        Compliance with Securities Regulations and Commission Requests. The Company will prepare a prospectus supplement in a form reasonably approved by the Underwriter and file such prospectus supplement in accordance with the requirements of and pursuant to Rule 424(b) in the manner and within the time period required by such rule (without reliance on Rule 424(b)(8)). The Company will notify the Underwriter immediately, and confirm the notice in writing, (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, (ii) of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto, or (iii) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities, in each case for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Securities. The Company will timely file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment; and in the event of any such issuance of a notice of objection, to promptly amend the Registration Statement in such manner as may be required to permit offers and sales of Securities by the Underwriter. If required by Rule 430B(h), the Company will prepare a form of prospectus in a form approved by the Underwriter and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Underwriter promptly after reasonable notice thereof.

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(b)        Filing of Amendments. The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement, the Basic Prospectus or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object, in each case for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Securities.

(c)        Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto relating to the sale of the Securities (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for the Underwriter. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)        Delivery of Prospectuses. The Company agrees to make available to the Underwriter, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)        Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such document or amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request, provided that the Company’s obligations under this Section 3(e) shall terminate on the earlier of (a) the completion of the public offer and sale of the Securities as contemplated in this Agreement and the Prospectus, and (b) the date that is nine (9) months following the Closing Time. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

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(f)        Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement; provided, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement. The Company will also supply the Underwriter with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdiction as the Underwriter may reasonably request.

(g)        Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(h)        Listing. The Company will use its best efforts to maintain the listing of the Securities on the NASDAQ Stock Market.

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(i)       Restriction on Sale of Securities. During a period of 45 days after the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the Securities Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, and for purposes of clarity, the Company shall be permitted to withhold Common Shares to satisfy (1) an employee’s applicable withholding taxes upon the conversion of such securities, and (2) the aggregate exercise price of an option, in each case, with the number of Common Shares withheld by the Company having a fair market value equal to the applicable withholding taxes and/or aggregate exercise price of Common Shares otherwise issuable to the employee, as applicable, (B) any Common Shares issued or options to purchase Common Shares or other equity based awards granted pursuant to existing or proposed employee benefit plans of the Company referred to in the Prospectus, (C) any Common Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan, (D) the filing of any registration statement on Form S-8, or (E) the entry into an agreement providing for the issuance of Common Shares or any securities convertible into or exercisable for Common Shares, and the issuance of any such securities pursuant to such an agreement, in connection with (i) the acquisition by the Company or any of its Subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, or (ii) joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, provided that the aggregate number of Common Shares issued pursuant to this clause (E) during the 45-day restricted period shall not exceed 20% of the total number of Common Shares issued and outstanding at the Closing Time, and provided further that any recipient of Common Shares pursuant to this clause (E) agrees in writing to be bound by restrictions substantially similar to those contained in the preceding paragraph for the balance of the 45-day restricted period.

(j)       Lock-up Agreements. The Company agrees to enforce its rights under its existing registration rights agreements, shareholders’ agreements and other agreements that limit or restrict the transfer of the Company’s securities to restrict the transfer of securities of the Company within the 45-day period following the date of the Prospectus.

(k)       Issuer Permitted Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Underwriter is hereinafter referred to as an “Issuer Permitted Free Writing Prospectus” and, collectively with any Selling Shareholder Permitted Free Writing Prospectuses, the “Permitted Free Writing Prospectuses.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Issuer Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

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(l)        The Company will deliver to the Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Underwriter may reasonably request in connection with the verification of the foregoing Certification.

SECTION 4. Covenants of the Selling Shareholders.

(a)        On or prior to the date of the Preliminary Prospectus, each Selling Shareholder listed on Schedule A hereto shall have executed and delivered to the Underwriter an agreement substantially in the form of Exhibit C hereto.

(b)        Each Selling Shareholder will deliver to the Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and each Selling Shareholder undertakes to provide such additional supporting documentation as the Underwriter may reasonably request in connection with the verification of the foregoing Certification.

SECTION 5. Payment of Expenses.

(a)        Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale or delivery of the Securities, (iii) the preparation and delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the blue sky survey and any supplement thereto, (vi) the printing and delivery to the Underwriter of copies of each Preliminary Prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto (including any costs associated with electronic delivery of these materials), (vii) the preparation, printing and delivery to the Underwriter of copies of the blue sky survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, provided that the cost of aircraft and other transportation chartered in connection with the road show shall be paid 50% by the Company and 50% by the Underwriter, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by FINRA of the terms of the sale of the Securities up to a maximum of $10,000, and (xi) the fees and expenses incurred in connection with the listing of the Securities on the NASDAQ Stock Market. It is understood that except as provided herein, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Securities, and any advertising expenses related to any offers it may make and the transportation and other expenses incurred by the Underwriter on its own behalf in connection with presentations to prospective purchasers of the Securities.

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(b)        Expenses of the Selling Shareholders. The Selling Shareholders, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) the fees and expenses associated with communications with and collection of documents from the Selling Shareholders, (ii) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriter, and (iii) the fees and disbursements of their respective counsel, accountants and other advisors, except that the Company shall reimburse the Selling Shareholders for the reasonable fees and disbursements of one counsel selected by them.

(c)        Termination of Agreement. (A) If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 6 or Section 10(a)(i) hereof, then the Company, and (B) if this Agreement is terminated by the Underwriter in accordance of the provisions of Section 11 hereof, then the Selling Shareholder or Shareholders whose default under Section 11 gave rise to the termination of this Agreement by the Underwriter, shall reimburse the Underwriter for its reasonable documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter; but neither the Company nor the Selling Shareholders shall in any event be liable to the Underwriter for damages on account of loss of anticipated profits from the sale by the Underwriter of the Securities. In no event shall the Company or the Selling Shareholders be obligated to pay or reimburse any costs, expenses or fees of the Underwriter that defaults on its obligations to purchase the Securities pursuant to the terms of this Agreement.

(d)        Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

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SECTION 6. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof as of the Closing Time, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)        Effectiveness of Registration Statement. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b)        Opinion of Counsel for Company. At the Closing Time, the Underwriter shall have received the opinion, dated as of Closing Time, of Bryan Cave Leighton Paisner LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter, together with signed or reproduced copies of such letter for the Underwriter to the effect set forth in Exhibit A-1 hereto.

(c)        Opinion of Special Bermuda Counsel for Company. At the Closing Time, the Underwriter shall have received the opinion, dated as of Closing Time, of Conyers Dill & Pearman Limited, special Bermuda counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter, together with signed or reproduced copies of such letter for the Underwriter to the effect set forth in Exhibit A-2 hereto.

(d)        Opinion of Counsel for the Selling Shareholders. At the Closing Time, the Underwriter shall have received the opinions, dated as of Closing Time, of (x) Debevoise & Plimpton LLP, special New York counsel for the Selling Shareholders, and (y) Richards, Layton & Finger, P.A., special Delaware counsel for the Selling Shareholders; each in form and substance reasonably satisfactory to counsel for the Underwriter, together with signed or reproduced copies of such letter for the Underwriter, to the effect set forth in Exhibit B-1, and B-2 hereto, respectively.

(e)        Opinion of Counsel for Underwriter. At the Closing Time, the Underwriter shall have received the opinion, dated as of Closing Time, of Willkie Farr & Gallagher LLP, counsel for the Underwriter, together with signed or reproduced copies of such letter for the Underwriter. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

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(f)        Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Preliminary Prospectus, the General Disclosure Package or the Prospectus as of the execution of this Agreement or the Applicable Time, any Material Adverse Effect, and the Underwriter shall have received a certificate of the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time (except to the extent such representations and warranties speak of another date, in which case such representations and warranties shall be true and correct as of such other date), (iii) the Company has complied with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are, to their knowledge, contemplated by the Commission.

(g)        Certificate of Selling Shareholders. At the Closing Time, the Underwriter shall have received a certificate on behalf of each Selling Shareholder, dated as of the Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time (except to the extent such representations and warranties speak of another date, in which case such representations and warranties shall be true and correct as of such other date), and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(h)        Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from Ernst & Young LLP a letter, dated as of such date, in form and substance reasonably satisfactory to the Underwriter, together with signed or reproduced copies of such letter for the Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(i)        Bring-down Comfort Letter. At the Closing Time, the Underwriter shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j)        Management Certificates. At the Closing Time, the Underwriter shall have received a certificate of the Chief Financial Officer of the Company and the Chief Accounting Officer of the Company, dated as of the Closing Time, in form and substance reasonably satisfactory to counsel for the Underwriter, with respect to certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Underwriter.

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(k)        Reserved.

(l)        Lock-up Agreements. At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule E hereto.

(m)        Tax Form. At the Closing Time, the Underwriter shall have received a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) from each of the Selling Shareholders in order to facilitate the Underwriter’s documentation of its compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(n)        Delivery of Prospectus. The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, on the New York business day next succeeding the date of this Agreement.

(o)        Additional Documents. At the Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(p)        Termination of Agreement. If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

SECTION 7. Indemnification.

(a)        Indemnification of Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates (as such term is defined in rule 501(b) under the Securities Act) (“Affiliates”), its selling agents, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below.

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, the Basic Prospectus, any Issuer-Represented Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission from the Registration Statement (or any amendment thereto) of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or the omission or alleged omission from any Preliminary Prospectus, the Basic Prospectus, any Issuer-Represented Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Underwriter), to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that any such settlement is effected with the written consent of the Company and the Selling Shareholders; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i), or (ii) above;

provided, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), or any Preliminary Prospectus, the Basic Prospectus, any Issuer-Represented Free Writing Prospectus, any road show, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto); provided, further, that the parties acknowledge and agree that the only written information that the Underwriter has furnished to the Company specifically for inclusion in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, the Basic Prospectus, any Issuer-Represented Free Writing Prospectus, any road show, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) are the information contained in the third paragraph under the caption “Underwriting,” the information contained in the first and third paragraph under the caption “Underwriting – Price Stabilization and Short Positions,” the information contained in the first, third, and fourth sentences of text under the caption “Underwriting – Relationships” (the “Underwriter Information”).

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Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless the Underwriter, its Affiliates and selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against (A) any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any Selling Shareholder Free Writing Prospectus of such Selling Shareholder (as a result of any untrue statement or alleged untrue statement of a material fact contained therein or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or otherwise); (B) any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon such Selling Shareholder Free Writing Prospectus; provided, that (subject to Section 7(d) below) such settlement is effected with the written consent of such Selling Shareholder, and (C) any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commended or threatened, or any claim whatsoever based upon any such Selling Shareholder Free Writing Prospectus, to the extent that such expense is not paid under clause (A) or (B) above. Notwithstanding the foregoing, the Selling Shareholders shall not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Selling Shareholder Free Writing Prospectus in reliance upon and in conformity with Underwriter Information, and the liability of each Selling Shareholder pursuant to this Section 7(a) shall not exceed the net proceeds received by such Selling Shareholder from the sale of the Securities under this Agreement (net of underwriting discounts and commissions relating to such sale of Securities) as set forth in the General Disclosure Package.

(b)       Indemnification of Company, Directors and Officers and Selling Shareholders. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Selling Shareholder and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, the Basic Prospectus, any Issuer-Represented Free Writing Prospectus, any Selling Shareholder Free Writing Prospectus, any road show, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), any Preliminary Prospectus any Issuer-Represented Free Writing Prospectus, any Selling Shareholder Free Writing Prospectus, any road show, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto); provided, that the parties acknowledge and agree that the only written information that the Underwriter has furnished to the Company specifically for inclusion in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus, any road show, the General Disclosure Package and Prospectus (or any amendment or supplement thereto) is the Underwriter Information.

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(c)        Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company or the Selling Shareholders, as applicable. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)        Other Agreements with Respect to Indemnification. The provisions of this Section 7 shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement, or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

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The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders, on the one hand, and the total underwriting discount and commissions received by the Underwriter, on the other hand.

The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

The Selling Shareholders’ obligations to contribute as provided in this Section 8 are several in proportion to the proceeds received by them respectively from the sale of the Securities under this Agreement, net of underwriting discounts and commissions relating to such sale of Securities, and not joint and shall be subject to the limitations on aggregate liability set forth in the last sentence of the last paragraph of Section 7(a).

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Underwriter’s Affiliates and selling agents shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Selling Shareholders, as the case may be.

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No Selling Shareholder shall be liable for contribution under this Section 8 except to the extent and under such circumstances as such Selling Shareholder would have been liable for indemnification under Section 7 if such indemnification were available or enforceable under applicable law.

The provisions of this Section 8 shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any (a) investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors, or by or on behalf of the Company or the Selling Shareholders and (b) delivery of and payment for the Securities.

SECTION 10. Termination of Agreement.

(a)        Termination; General. The Underwriter may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Preliminary Prospectus, the General Disclosure Package or the Prospectus, any Material Adverse Effect, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ Stock Market, or if trading generally on the New York Stock Exchange or the NASDAQ Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other Governmental Entity, (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear Systems in Europe, or (v) if a banking moratorium has been declared by either Federal, New York or Bermuda authorities.

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(b)        Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

SECTION 11. Default by One or More of the Selling Shareholders. If a Selling Shareholder shall fail at Closing Time to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule A hereto, then the Underwriter may, by notice to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 5, 7, 8 and 9 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Shareholder as referred to in this Section 11, the Underwriter, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to the Underwriter at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, attention of Michael Groll, Esq.; notices to the Company shall be directed to it at Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke, Bermuda HM 08, attention of Robert P. Myron, with a copy to Bryan Cave Leighton Paisner LLP, 1290 Avenue of the Americas, New York, NY 10104, attention of Kenneth L. Henderson, Esq.; and notices to the Selling Shareholders shall be directed to The D. E. Shaw Group, 1166 Avenue of the Americas, Ninth Floor, New York, New York 10036, attention of the General Counsel, with a copy to Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, attention of Peter J. Loughran.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

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SECTION 14. No Fiduciaries. The Company and each Selling Shareholder acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the price of the Securities set forth in this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any Selling Shareholder, or their respective shareholders, creditors, employees or any other third party, (c) the Underwriter has not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any such Selling Shareholder on other matters) and the Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or any Selling Shareholder and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each Selling Shareholder has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15. GOVERNING LAW AND VENUE.

(a)      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

(b)      The Company and each Selling Shareholder agrees that any suit, action or proceeding against the Company or such Selling Shareholder brought by the Underwriter, the directors, officers, employees, assigns, joint ventures and agents of the Underwriter, or by any person who controls the Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby will be tried exclusively in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a “New York Court”), and the Company and each Selling Shareholder waives any objection which it may now or hereafter have to the laying of venue of any such proceeding in any New York Court, and irrevocably submits to the non-exclusive jurisdiction of, and to venue in, any New York Court in any suit, action or proceeding.

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SECTION 16. Service of Process. The Company hereby appoints Corporation Service Company (having the address at 1180 Avenue of the Americas, Suite 210, New York, New York 10036), as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York Court, by the Underwriter, the directors, officers, employees, assigns, joint ventures and agents of the Underwriter, or by any person who controls the Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding.  The Company hereby represents and warrants that its Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.  Notwithstanding the foregoing, any action arising out of or based upon this Agreement may also be instituted by the Underwriter, the directors, officers, employees, assigns, joint ventures and agents of the Underwriter, or by any person who controls the Underwriter, in any court of competent jurisdiction in Bermuda or elsewhere.  The provisions of this Section 16 shall survive any termination of this Agreement, in whole or in part.

SECTION 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original signature pages to this Agreement for all purposes. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

(The remainder of this page is intentionally left blank)

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

JAMES RIVER GROUP HOLDINGS, LTD.

By:	/s/ Robert P. Myron
Name: Robert P. Myron
Title: President and Chief Executive Officer

[James River Group Holdings, Ltd.: Secondary Offering – Signature Page to Underwriting Agreement]

D. E. SHAW CF-SP FRANKLIN, L.L.C. by D. E. Shaw & Co., L.L.C., as Manager

By:	/s/ Bryan Martin
Name: Bryan Martin
Title: Authorized Signatory

D. E. SHAW CH-SP FRANKLIN, L.L.C. by D. E. Shaw & Co., L.L.C., as Manager

By:	/s/ Bryan Martin
Name: Bryan Martin
Title: Authorized Signatory

D. E. SHAW OCULUS PORTFOLIOS, L.L.C. by D. E. Shaw & Co., L.L.C., as Manager

By:	/s/ Bryan Martin
Name: Bryan Martin
Title: Authorized Signatory

[James River Group Holdings, Ltd.: Secondary Offering – Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

MORGAN STANLEY & CO. LLC

By:	/s/ Michael Occi
Name: Michael Occi
Title: Executive Director

[James River Group Holdings, Ltd.: Secondary Offering – Signature Page to Underwriting Agreement]

SCHEDULE A

Selling Shareholder	Number of Common Shares to be Sold

D. E. Shaw CF-SP Franklin, L.L.C.	573,723

D. E. Shaw CH-SP Franklin, L.L.C.	1,624,436

D. E. Shaw Oculus Portfolios, L.L.C.	1,099,079

Total	3,297,238

SCHEDULE B-1

1.	The public offering price per share for the Securities as to each investor shall be the price paid by such investor.

2.	Shares offered – 3,297,238 Common Shares.

SCHEDULE B-2

1.	The purchase price per Common Share is $36.00.

SCHEDULE C

Issuer-Represented General Free Writing Prospectus

None

SCHEDULE D

Subsidiaries

Subsidiary	Jurisdiction of Incorporation or Formation
Carolina Re Ltd	Bermuda
Falls Lake Fire and Casualty Company	California
Falls Lake General Insurance Company	Ohio
Falls Lake Insurance Management Company, Inc.	Delaware
Falls Lake National Insurance Company	Ohio
Franklin Holdings II (Bermuda) Capital Trust I	Delaware
James River Capital Trust I	Delaware
James River Capital Trust II	Delaware
James River Capital Trust III	Delaware
James River Capital Trust IV	Delaware
James River Casualty Company	Virginia
James River Group Holdings UK Limited	United Kingdom
James River Group, Inc.	Delaware
James River Insurance Company	Ohio
James River Management Company, Inc.	Delaware
James River Richmond Real Estate, LLC	Virginia
JRG Reinsurance Company, Ltd.	Bermuda
Potomac Risk Services, Inc.	Virginia
Stonewood Insurance Company	North Carolina

SCHEDULE E

List of persons and entities subject to lock-up

Name	Title
D. E. Shaw CF-SP Franklin, L.L.C.
D. E. Shaw CH-SP Franklin, L.L.C.
D. E. Shaw Oculus Portfolios, L.L.C
J. Adam Abram	Chairman of the Board
Robert P. Myron	President and Chief Executive Officer
Sarah C. Doran	Chief Financial Officer (Principal Financial Officer)
Janet Cowell	Director
Bryan Martin	Director
Jerry R. Masters	Director
Michael T. Oakes	Director
Ollie Sherman	Director
David Zwillinger	Director
Richard Schmitzer	President and Chief Executive Officer of the Excess and Surplus Lines segment
Steven J. Hartman	President and Chief Executive Officer of the Specialty Admitted Insurance segment
Daniel Heinlein	President and Chief Executive Officer of the Casualty Reinsurance segment

EXHIBIT A-1

Form of Opinion of Company Counsel

EXHIBIT A-2

Form of Opinion of Bermuda Company Counsel

EXHIBIT B-1

Form of Opinion of Special New York Counsel for D. E. Shaw CF-SP Franklin, L.L.C.,
D. E. Shaw CH-SP Franklin, L.L.C. and D. E. Shaw Oculus Portfolios, L.L.C.

EXHIBIT B-2

Form of Opinion of Special Delaware Counsel for D. E. Shaw CF-SP Franklin, L.L.C.,
D. E. Shaw CH-SP Franklin, L.L.C. and D. E. Shaw Oculus Portfolios, L.L.C.

EXHIBIT C

Form of Lock-up Agreement

[●], 2018

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Re:	Proposed Public Offering of Common Shares by James River Group Holdings, Ltd.

Dear Sirs:

The undersigned, a shareholder, executive officer and/or director of James River Group Holdings, Ltd., a Bermuda exempted company (the “Company”), understands that Morgan Stanley & Co. LLC, (the “Underwriter”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and each of the selling shareholders named therein (the “Selling Shareholders”) providing for the public offering (the “Offering”) of the Company’s common shares, par value $0.0002 per share (the “Common Shares”).

In recognition of the benefit that the Offering will confer upon the undersigned as a shareholder, executive officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during the period ending on, and including, the date that is 45 days after the date of the final prospectus relating to the Offering (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or exercise any right with respect to the registration of any of the foregoing, or file or cause to be filed any registration statement in connection therewith under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap, hedge or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise.

Notwithstanding the foregoing, (A) the foregoing restrictions shall not apply to (i) pledges in a bona fide transaction that are in effect as of the date hereof to a lender to the undersigned, as disclosed in writing to the Underwriter, (ii) the undersigned’s Common Shares that are being sold pursuant to the Underwriting Agreement as described in the final prospectus relating to the Offering, and (iii) any transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Shares involving a change of control of the Company  provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Shares owned by the undersigned shall remain subject to the restrictions contained in this agreement ; and (B) the undersigned may transfer the undersigned’s Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares (i) as a bona fide gift or gifts, provided that the donee or donees agree to be bound in writing by the restrictions set forth herein, (ii) to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pursuant to the vesting and settlement of restricted share units or the exercise by the undersigned of stock options that have been granted by the Company prior to, and are outstanding as of, the date of the Underwriting Agreement, where the Common Shares received upon any such vesting and settlement or exercise, as applicable, is held by the undersigned, individually or as fiduciary, in accordance with the terms of this Lock-Up Agreement; provided, however, that nothing herein shall prohibit the undersigned from paying (a) applicable withholding taxes upon the conversion of such securities, and (b) the aggregate exercise price of a stock option, in each case through the Company’s withholding of Common Shares having a fair market value equal to the applicable withholding taxes and/or aggregate exercise price of Common Shares otherwise issuable to the undersigned, as applicable, (iv) to any wholly-owned Subsidiary or Affiliate (each within the definitions of Rule 405 under the Securities Act), shareholder, member or partner of the undersigned or to any corporation, partnership or other business entity with which the undersigned shares in common an investment manager or advisor that has investment discretionary authority with respect to the undersigned’s and the entity’s investments pursuant to an investment advisory or similar agreement, and any investment fund affiliated with or advised by an Affiliate of the undersigned (or any wholly owned direct or indirect Subsidiaries of any such fund), provided that the transferee agrees in writing to be bound by the restrictions set forth herein prior to any such transfer, and provided further that any such transfer shall not involve a disposition for value, (v) as a distribution to partners, members or shareholders of the undersigned, provided that the transferee agrees in writing to be bound by the restrictions set forth herein prior to any such transfer, (vi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above, (vii) in connection with transactions by any person other than the Company relating to Common Shares acquired in open market transactions after the completion of the Offering, (viii) pursuant to an order of a court or regulatory agency, or (ix) with the prior written consent of the Underwriter. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

[Notwithstanding anything herein to the contrary, D. E. Shaw & Co., L.P. and its affiliates, other than the undersigned and any affiliate to whom the undersigned transfers Common Shares, may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business.]1

1 Selling Shareholders only.

The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares, except in compliance with this Lock-Up Agreement. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. The undersigned agrees that the provisions of this Lock-Up Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

The undersigned understands that if the Underwriting Agreement shall be terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Common Shares to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

Signature:

Print Name:

EXHIBIT D

Form of Waiver of Lock-up

[UNDERWRITER]

Public Offering of Common Shares

___________________, 201_

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by James River Group Holdings, Ltd. (the “Company”) of common shares, par value $0.0002 per share (the “Common Shares”), of the Company and the lock-up letter dated ______, 201_ (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated, 201_, with respect to [          ] common shares (the “Shares”).

[                    ] hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective ______, 201_. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

cc:	Company